Exhibit 10.2

                              EMPLOYMENT AGREEMENT

    This EMPLOYMENT AGREEMENT is entered into on January 28, 2008 (the ("Effective Date"), by and between Bluefly, Inc., a Delaware corporation (the "Company"), and Patrick C. Barry ("Barry").

                                    RECITALS
                                    --------

    WHEREAS, Barry and the Company have previously entered into an employment agreement as of June 1, 2006 (the "Prior Employment Agreement"), which the parties have agreed to terminate;

    WHEREAS, the Company desires to provide for the continued retention of the services of Barry as a non-executive employee of the Company during the Transition Period (as defined below) in accordance with the terms and conditions of this Agreement.

    WHEREAS, Barry desires to serve the Company as a non-executive employee of the Company in accordance with the terms and conditions of this Agreement.

    NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Barry agree as follows:

    1.   PRIOR AGREEMENT
         ---------------

    The Company and Barry hereby acknowledge and agree that the Prior Employment Agreement shall terminate and be of no further force and effect as of the Effective Date; provided however, that Section 5(a) (EXPENSE REIMBURSEMENT);
Section 6 (NON-COMPETITION; NON-SOLICITATION); Section 9 (CONFIDENTIALITY; INVENTIONS); Section 11 (GOVERNING LAW; ARBITRATION); Section 12
(INDEMNIFICATION) and Section 18 (NO DUTY TO MITIGATE) shall survive this termination of the Prior Employment Agreement and shall be deemed to be incorporated into this Agreement by reference.

    2.   TERM
         ----

    The Company hereby agrees to continue to employ Barry as a non-executive employee of the Company performing the duties as set forth in Section 3, and Barry hereby agrees to serve in such capacity, for a term commencing on the Effective Date and, subject to earlier termination under Section 5, ending May 2, 2008 (the "Transition Period"), upon the terms and subject to the conditions contained in this Agreement; provided, however, that the Company and Barry shall confer on or prior to April 20, 2008 to determine if the Transition Period shall be extended. Notwithstanding the foregoing, the Transition Period shall not be so extended unless both parties agree as to the duration of such extension (and the scope of Barry's duties during such extension).
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    3.   DUTIES
         ------

    During the Transition Period, Barry shall serve as a non-executive employee of the Company reporting to the President of the Company and shall perform such duties supporting and aiding in the management transition of various departments of the Company, including without limitation, Fulfillment, Customer Service, Finance, Human Resources, Technology and Legal/Administration, as are reasonably assigned to him by the President and the Board of Directors of the Company (the "Board").

    The principal location of Barry's employment shall be at the Company's principal office which shall be located in the New York City vicinity, although Barry understands and agrees that he may be required to travel from time to time for business reasons. Barry shall devote substantially all of his business time to the performance of the duties set forth in this Section from the Effective Date until March 12 and Barry agrees to devote his full attention for not less than 3 days per week during normal business hours from March 13 until the end of the Transition Period. The parties agree that during the latter period, Barry will be on call as needed; provided that the Company will take Barry's other commitments into consideration with respect to any such on call request.

    4.   COMPENSATION
         ------------

    For services rendered by Barry to the Company during the Transition Period, the Company shall pay him a annualized portion of a base salary of three hundred fifty thousand dollars ($350,000) per year ("Base Salary"), payable in accordance with the standard payroll practices of the Company and shall continue to provide Barry with benefits (other than equity grants) comparable in the aggregate to the benefits, which Barry received from the Company as of the date of this Agreement, including without limitation, that during the Transition Period the Company shall provide Barry with a monthly prorated portion of the supplemental life and disability allowance ($1,458.33 per month) as formerly provided under the Prior Employment Agreement.

    5.   TERMINATION
         -----------

         a. Barry's employment under this Agreement shall terminate upon the first to occur of:

         (i)     his death;

         (ii) the termination of his employment at any time without Cause (as defined below) by the Company;

         (iii) the termination of his employment for "Cause", which, for purposes of this Agreement, shall mean that (1) Barry has been convicted of a felony or any serious crime involving moral turpitude, or engaged in materially fraudulent or materially dishonest actions in connection with the performance of his duties hereunder, (2) Barry has willfully and materially failed to perform his reasonably assigned duties hereunder, (3) Barry has

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                 breached the terms and provisions of this Agreement in any material respect, or (4) Barry has failed to comply in any material respect with the Company's written policies of conduct of which he had actual notice, including with respect to trading in securities; provided that the Company shall not have any right to terminate this Agreement for Cause pursuant to clauses (2), (3) or (4) of this sub-paragraph (iii) as a result of a breach unless the Company has provided Barry with written notice of such breach and Barry has failed to cure such breach within the twenty day period following his receipt of such notice;

         (iv) the expiration of the Transition Period, unless such is extended or further extended in accordance with Section 2 hereof; or

         (v) the termination of his employment by Barry, which shall occur on not less than thirty (30) days prior written notice from Barry.

         b. In the event that Barry's employment is terminated (i) by Barry's voluntary resignation prior to May 2, 2008 or (ii) by the Company for Cause, the Company shall pay Barry his accrued but unpaid Base Salary and unreimbursed business expenses as of the date of his termination of employment and shall make no other payments or provide any other benefits under this Agreement except that, unless Barry's employment is terminated for Cause, (i) any other vested stock options shall be exercisable for a period equal to the lesser of (y) one year from the date of Barry's termination or (z) the remaining term of the applicable vested stock option and (ii) any vested deferred stock units shall be distributable on the first day which is at least six (6) months after the date of Barry's "Separation from Service" as set forth in Section 409A(2)(A)(i) of the Internal Revenue Code of 1986, as amended. All deferred stock units which are unvested as of the expiration of the Transition Period shall be forfeited.

         c. In the event that Barry's employment is terminated for any other reason, including without limitation the expiration of the Transition Period as of May 2, 2008, and subject to Barry's execution of a mutual release (including an acknowledgement that the Company owes no other severance or other benefits to Barry except as provided under this Agreement) in the form of Exhibit A, the Company shall pay Barry his accrued but unpaid Base Salary and unreimbursed business expenses as of the date of his termination of employment, as well as the following payments as set forth below (the "Termination Benefits"):

         (i) an amount equal to the then-current Base Salary for a period of nine (9) months (the "Separation Payment"), which shall be payable over a nine (9) month period, as follows: (X) the first payment of one-half of the Separation Payment shall be paid on the first payroll date which is at least six (6) months after the date of Barry's Separation from Service and (Y) the remaining portion of the Separation Payment shall be paid in periodic installments in accordance with the Company's standard payroll practices commencing on the second payroll date that is at least six (6) months after the date of Barry's Separation from Service and continuing for three (3) months until the remainder of the Separation Payment is paid;

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

         (ii) any unvested stock options that have been granted to Barry which are outstanding as of the date of such termination shall be deemed to be fully vested as of that date and shall be exercisable for a period equal to the lesser of (y) one year from the date of Barry's termination or (z) the remaining term of the applicable vested stock option.

         (iii) All deferred stock units, which have vested immediately prior to the end of the Transition Period shall be distributed to Barry on the first day which is at least six (6) months after the date of Barry's Separation from Service. All deferred stock units which are unvested as of the expiration of the Transition Period shall be forfeited (Barry's termination of employment under this Section 5(c) will not result in any enhanced vesting under any applicable deferred stock unit agreement between Barry and the Company (collectively the "DSU Agreements") because the parties agree that such termination shall not be deemed to be a "Constructive Termination" or a termination by the Company without "Cause" as such terms are defined under any DSU Agreement).

         (iv) an amount equal to the annual supplemental life and disability allowance of $17,500 (the "Insurance Allowance"), which shall be payable as follows: (X) the first payment of $8,750 shall be paid on the first payroll date which is at least six (6) months after the date of Barry's Separation from Service and
                 (Y) the remaining portion of the Insurance Allowance shall be paid in periodic installments in accordance with the Company's standard payroll practices commencing on the second payroll date that is at least six (6) months after the date of Barry's Separation from Service and continuing for six (6) months until the remainder of the Insurance Allowance is paid.

         (v) the Company shall maintain in effect, or reimburse Barry for the cost of maintaining, the medical and dental insurance and disability and hospitalization plans of the Company as well as any Company sponsored life insurance policy in which Barry participates as of the date of such termination for a period of one year from the date of termination; provided that if any reimbursement or payment under this Section would subject Barry to any tax imposed under Section 409A of the Code if such payments were made at the time otherwise provided herein, then the payments that cause such taxation shall be payable in a single lump sum on the first day which is at least six (6) months after the date of Barry's Separation from Service.

         d. Barry shall be responsible to fulfill any withholding tax requirements on the deferred stock units as required by applicable law. Barry shall notify the Company no later than fifteen business days prior to a distribution date, as to whether he intends to make a cash payment to the Company for the withholding amount or would like the Company to make arrangements for such payment. If he elects to have the Company make the arrangements or fails

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

to provide the required notice, the Company shall satisfy such withholding tax requirements, through withholding the distribution of a portion of the deferred stock units equal to the withholding obligation; provided that if the Company's Board of Directors determines that it would not be prudent to use the Company's cash flow for such purpose, the Company shall advise Barry, who can then arrange to sell such portion of the shares underlying the deferred stock units for the purpose of satisfying the withholding tax requirement prior to the distribution of the applicable shares.

    6.   CHANGE OF CONTROL
         -----------------

    If, during the Transition Period, the Company undergoes a "Change of Control" (as such term is defined in an applicable DSU Agreement), then the deferred stock units underlying such DSU Agreement shall vest to the extent so provided under the applicable DSU Agreement.

    7.   ENTIRE AGREEMENT
         ----------------

    This Agreement together with any stock option agreements to which Barry and the Company are a party contain all of the understandings between Barry and the Company pertaining to Barry's employment with the Company and supersedes all undertakings and agreements, whether oral or in writing, previously entered into between them (other than as specifically provided in Section 1 with respect to the Prior Employment Agreement).

    8.   AMENDMENT OR MODIFICATION; WAIVER
         ---------------------------------

    No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing, signed by Barry and by an officer of the Company duly authorized to do so. Except as otherwise specifically provided in this Agreement, no waiver by either party of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time.

    9.   NOTICES.
         --------

    Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently designate by like notice:

    If to the Company, to:

         Bluefly, Inc.
         42 West 39th Street, 9th Floor
         New York, NY 10018
         Attn: Chairman of Compensation Committee

    With a copy to:

         Dechert LLP

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         30 Rockefeller Plaza
         23rd Floor
         New York, New York 10112
         Attention:  Richard Goldberg

    If to Barry, to:

         Patrick C. Barry
         c/o Bluefly, Inc.
         42 West 39th Street, Floor
         New York, NY 10018

    With a copy to:

         Howard J. Rubin, Esq.
         Davis & Gilbert LLP
         1740 Broadway
         New York, New York  10019

    10.  SEVERABILITY
         ------------

    In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

    11.  TITLES
         ------

    Titles of the paragraphs of this Agreement are intended solely for convenience of reference and no provision of this Agreement is to be construed by reference to the title of any paragraph.

    12.  COUNTERPARTS
         ------------

    This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date written below.

                               BLUEFLY, INC.

                               By: /s/ Melissa Payner
                                   -------------------------------------
                                   Melissa Payner

                               /s/ Patrick C. Barry
                               -----------------------------------------
                                   Patrick C. Barry

DATED:  January 28, 2008

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